        Exhibit 99.1

Media Release Contacts Sie Soheili Sie.Soheili@capitalone.com
Danielle Dietz Danielle.Dietz@capitalone.com

Capital One Announces Stress Test Results

MCLEAN, Va. (June 28, 2024) Capital One Financial Corporation (NYSE: COF) today announced the company’s preliminary Stress Capital Buffer Requirement (“SCB”), as calculated by the Federal Reserve 2024 Comprehensive Capital Analysis and Review process (“CCAR”), is 5.5 percent, effective October 1, 2024. Capital One’s previously disclosed SCB of 4.8 percent, as calculated by the Board of Governors of the Federal Reserve System 2023 CCAR process, will remain in effect through the end of the third quarter of 2024.

Capital One also posted a summary of the company’s stress test results on its website (www.capitalone.com). This summary shows the results of Capital One’s modeling of the Federal Reserve's severely adverse scenario. From the home page, select “About” choose “Investors” to access the Investor Center, select "Financials", and then choose “Stress Test Results” to view the current summary.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this earnings press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $351.0 billion in deposits and $481.7 billion in total assets as of March 31, 2024. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Additional information about Capital One can be found at Capital One About, or on LinkedIn at linkedin.com/company/capital-one/.

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